                                                                   EXHIBIT 99.10


                             D.F. KING & CO., INC.

                                77 WATER STREET
                            NEW YORK, NEW YORK 10005
                            (212) 269-5550 (COLLECT)
                           (800) 207-2014 (TOLL FREE)

               OFFER BY PACIFIC GULF PROPERTIES INC. TO EXCHANGE

                         ANY AND ALL OF ITS OUTSTANDING

              8.375% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2001
                   ($56,506,000 PRINCIPAL AMOUNT OUTSTANDING)
                         FOR SHARES OF ITS COMMON STOCK


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 NEW YORK CITY TIME, ON DECEMBER 26, 1996
             (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE").

             DEBENTURES TENDERED MAY BE WITHDRAWN AT ANY TIME PRIOR
                            TO THE EXPIRATION DATE.


                                                               December 11, 1996

To: Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees:


     We have been appointed by Pacific Gulf Properties Inc., a Maryland corporation (the "Company"), to act as Information Agent in connection with the Company's offer (the "Exchange Offer"), upon the terms and subject to the conditions set forth in the Prospectus dated December 11, 1996 (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal") enclosed herewith, to exchange 58 shares of its Common Stock, $.01 par value per share (the "Common Stock"), for each $1,000 in principal amount of its 8.375% Convertible Subordinated Debentures Due 2001 (the "Debentures"). An aggregate principal amount of $56,506,000 of Debentures is outstanding. This Prospectus amends the Company's prospectus dated November 8, 1996. The Company has amended the Exchange Offer in two important respects:



     - SINGLE EXCHANGE RATE OF 58 SHARES OF COMMON STOCK. The Company has set a single exchange rate of 58 shares of Common Stock for each $1,000 principal amount of validly tendered Debentures.



     - WAIVER OF MINIMUM TENDER AMOUNT. The Company has waived the condition to the Exchange Offer that, on or prior to the Expiration Date, it shall have received the valid tender of at least $37,672,550 in aggregate principal amount of Debentures, representing 66.67% of the principal amount of all outstanding Debentures.


     For your information, and for forwarding to your clients for whom you hold Debentures registered in your name or in the name of your nominee, we are enclosing the following documents:


          1. The Prospectus;



          2. The Letter of Transmittal for your use and for the information of your clients;



          3. A Notice of Guaranteed Delivery to be used by holders of Debentures who wish to tender their Debentures and (i) whose Debentures are not immediately available or (ii) who cannot deliver their Debentures or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date;



          4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;



          5. A form of letter that may be sent to your clients for whose accounts you hold the Debentures registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and



          6. A return envelope addressed to Harris Trust Company of California, as Exchange Agent (the "Exchange Agent").


        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     LETTERS OF TRANSMITTAL AND THE DEBENTURE CERTIFICATES MUST ONLY BE SENT TO THE EXCHANGE AGENT. DO NOT SEND ANY OF THESE MATERIALS TO THE COMPANY OR THE INFORMATION AGENT (AS DEFINED ABOVE).

     The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Debentures pursuant to the Exchange Offer. The Company will reimburse brokers, dealers, commercial banks and trust companies for customary handling and mailing expenses incurred in forwarding the Exchange Offer materials to their customers. The Company will pay or cause to be paid all transfer taxes, if any, with respect to the transfer of any shares of the Company's Common Stock pursuant to the Exchange Offer, except as otherwise provided in the Instructions to the Letter of Transmittal.

     Questions and requests for assistance or for additional copies of the enclosed materials should be addressed to the Information Agent, D.F. King & Co., Inc., at its address and telephone number set forth above.

                                         Very truly yours,

                                         D.F. KING & CO., INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU THE AGENT OF THE COMPANY, THE INFORMATION AGENT OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENTS OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND STATEMENTS CONTAINED THEREIN.